Exhibit 99.1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of Robinson Aircraft, ULC

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Robinson Aircraft, ULC (“the Company”) as of May 31, 2023 and 2022, and the related statements of operations, stockholders’ equity, and cash flows for each of the years in the two-year period ended May 31, 2023, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of May 31, 2023 and 2022 and the results of its operations and its cash flows for each of the years in the two-year period ended May 31, 2023, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company expects losses and negative cash flows for the foreseeable future. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

Fruci & Associates II, PLLC – PCAOB ID #05525

We have served as the Company’s auditor since 2021 to February 14, 2024.

Spokane, Washington

September 12, 2023, except as to the deferred development costs under “Subsequent Events” in Note 16 to the financial statements, of which the date is April 19, 2024

Robinson Aircraft ULC

Balance Sheet

As at May 31, 2023 and 2022

(Expressed in Canadian Dollars)

		2023 - restated	2022 - restated
ASSETS
Current Assets
Cash and cash equivalents		$227,969	$4,322
Accounts receivable		$15,000	$-
Prepaid expenses		2,509	2,509
Total current assets		245,478	6,831

Property and equipment, net	3	51,896	72,037
Operating lease assets	4	120,661	162,015
Finance lease assets	4	21,549	28,354
TOTAL ASSETS		$439,584	$269,237
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable and accrued liabilities	5	$220,341	$186,827
Term loans	12	40,000	40,000
Current portion of operating lease liabilities	4	45,875	40,105
Current portion of finance lease liabilities	4	3,085	17,415
Convertible debentures	7	1,142,230	50,110
Current portion of promissory note payable	6	36,869	-
Total current liabilities		1,488,400	334,457

Short term debt	9	-	5,500
Advances from shareholder	8	-	1,979,332
Promissory note payable	6	263,131	-
Operating lease liabilities	4	73,536	119,411
Finance lease liabilities	4	-	3,085
Total Liabilities		1,825,067	2,441,785

Stockholders’ Equity
Common stock: no par value; unlimited authorized; 6,012,391 Voting A, 1,258,344 Voting B and 200,000 Non-voting common stocks issued and outstanding	10	5,083,009	3,103,677
Additional paid-in capital	11	54,632	-
Accumulated deficit		(6,523,124)	(5,276,225)
Total Stockholders’ Equity		(1,385,483)	(2,172,548)
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY		$439,584	$269,237

The accompanying notes are an integral part of these financial statements.

Robinson Aircraft ULC

Statement of Operations

For Years Ended May 31, 2023 and 2022

(Expressed in Canadian Dollars)

		2023 - restated	2022 - restated
Operating Expenses
Salaries, wages and benefits		$409,013	$589,130
Professional fees		87,540	196,697
Depreciation and amortization		26,946	24,256
Research and development		675,758	752,185
General and administrative expenses		209,406	304,676
Stock-based compensation		54,632	-
Total operating expenses		1,463,295	1,866,944

Operating Loss		(1,463,295)	(1,866,944)

Other Income (Expense)
Grant income	13	300,434	-
Other income		(9,709)	141,917
Interest expenses		(74,329)	(2,151)
(Gain)/loss on foreign exchange		-	(11,944)
Loss Before Income Taxes		(1,246,899)	(1,739,122)

Tax credits recovery/(expense)		$(1,246,899)	$(1,739,122)
Net Loss		$(0.17)	$(0.33)
Net loss per share, basic and diluted
Weighted-average common shares oustanding, basic and diluted		7,326,310	5,274,270

The accompanying notes are an integral part of these financial statements.

Robinson Aircraft ULC

Statement of Stockholders’ Equity
(Expressed in Canadian Dollars)

	Voting A Common Stock		Voting B Common Stock		Non-Voting Common Stock		Additional Paid-In	Accumulated
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Total
Balance, May 31, 2021 - restated	3,815,926	$3,103,677	1,258,344	$-	200,000	$-	-	$(3,537,103)	$(433,426)
Net Loss	-	-	-	-	-	-	-	(1,739,122)	(1,739,122)
Balance, May 31, 2022 - restated	3,815,926	$3,103,677	1,258,344	$-	200,000	$-	$-	$(5,276,225)	$(2,172,548)
Stock-based compensation	-	-	-	-	-	-	54,632	-	54,632
Settlement of advances from shareholder	2,196,465	1,979,332	-	-	-	-	-	-	1,979,332
Net Loss	-	-	-	-	-	-	-	(1,246,899)	(1,246,899)
Balance, May 31, 2023 - restated	6,012,391	$5,083,009	1,258,344	$-	200,000	$-	$54,632	$(6,523,124)	$(1,385,483)

The accompanying notes are an integral part of these financial statements.

Robinson Aircraft ULC

Statement of Cash Flows

For Years Ended May 31, 2023 and 2022

(Expressed in Canadian Dollars)

	2023 - restated	2022 - restated
Operating Activities
Net loss	$(1,246,899)	$(1,739,122)
Adjustments for non-cash items:
Depreciation of property and equipment	20,141	18,585
Operating lease expenses	55,511	21,258
Amortization of finance lease assets	6,805	5,671
Interest on finance lease liabilities	1,266	2,041
Interest on debts	73,063	110
Cash paid for interest	(15,943)	-
Stock-based compensation	54,632	-
Changes in operating assets and liabilities:
Accounts receivable	(15,000)	-
Prepaid expenses	-	75,593
Accounts payable and accrued liabilities	33,514	(69,773)
Operating lease assets and liabilities	(54,262)	(23,757)
Net cash used in operating activities	(1,087,172)	(1,709,394)

Investing Activities
Purchase of property and equipment	-	(44,409)
Net cash used in investing activities	-	(44,409)

Financing Activities
Payments for finance leases	(18,681)	(15,566)
Proceeds from issuance of convertible debentures	1,035,000	50,000
Proceeds from issuance of note payable	300,000	-
Repayment of promissory notes	-	(469,352)
Repayment of short term debt	(5,500)
Proceeds from issuance of shareholder loans	-	2,033,739
Net cash provided by financing activities	1,310,819	1,598,821

Net increase (decrease) in cash and cash equivalents	223,647	(154,982)
Cash and cash equivalents, beginning of year	4,322	159,304
Cash and cash equivalents, end of year	$227,969	$4,322

Supplemental Disclosure of Non-cash Activities:
Shareholder loan settled through issuance of common stocks	$1,979,332	$-
Assets obtained through finance leases	$-	$34,025
Liabilities assumed through finance leases	$-	$32,469

The accompanying notes are an integral part of these financial statements.

ROBINSON AIRCRAFT ULC
NOTES TO FINANCIAL STATEMENTS
MAY 31, 2023
(EXPRESSED IN CANADIAN DOLLARS)

NOTE 1. COMPANY AND NATURE OF BUSINESS

Description of Business

Robinson Aircraft, Inc. (the “Company” or “Horizon”), was incorporated under the Ontario Business Corporations Act on May 21, 2013 with a registered head office at 100 King Street West, Suite 6600, 1 First Canadian Place, Toronto, Ontario, M5X 1B8. The Company has developed and patented unique eVTOL technology that allows it to fly most of the time simply as a normal aircraft.

Amalgamation

On April 13, 2021, the Company completed an amalgamation with Horizon Aircraft Power Systems, Inc., a company incorporated on May 21, 1978 in Ontario Canada with primary business activity as R&D centering on advanced hybrid-electric power system architectures. Pursuant to the amalgamation, the newly amalgamated corporation also named Horizon Aircraft Inc. On April 29, 2021, the Company applied authorization to continue the Company in British Columbia Canada and changed its legal address to Suite 2300, Bentall 5, 550 Burrard Street, Vancouver, British Columbia, Canada V6C 2B5. On May 6, 2021, the Company changed its name to Robinson Aircraft ULC.

Significant Risks and Uncertainties

The Company is in the development stage and is subject to a number of risks similar to those of other companies of similar size in its industry, including, but not limited to, the need for successful development of products, the need for additional financing to fund operating losses, competition from substitute products and services from larger companies, protection of proprietary technology, patent litigation, dependence on key individuals, and risks associated with changes in information technology.

Management expects losses and negative cash flows to continue for the foreseeable future, primarily as a result of continued research and development efforts. The Company historically funded its research and development efforts through equity and debt issuances. During the year ended May 31, 2023, the Company had a net loss of $1,246,899 (2022 — $1,739,122). As at May 31, 2023, the Company had negative working capital of $1,242,922 (2022 — negative working capital of $327,626) and an accumulated deficit of $6,523,124 (2022 — $5,276,225). Failure to raise additional funding or generate sufficient positive cash flows from operations in the longer term could have a material adverse effect on the Company’s ability to achieve its intended business objectives. These conditions and the ability to successfully resolve these factors over the next twelve months raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements of the Company do not include any adjustments that may result from the outcome of these aforementioned uncertainties.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNT POLICIES

Basis of Presentation

The financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and include all adjustments necessary for the fair presentation of the Company’s financial position, results of operations, and cash flows for the years presented.

Foreign Currency

The Company determined that the Canadian Dollars is the functional currency for its operations. Net gains and losses resulting from foreign currency transactions are included in gain/loss on foreign exchange in the accompanying statement of operations.

ROBINSON AIRCRAFT ULC
NOTES TO FINANCIAL STATEMENTS
MAY 31, 2023
(EXPRESSED IN CANADIAN DOLLARS)

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires the Company to make estimates and assumptions that affect the reported amounts of assets and liabilities, expenses, and disclosure of contingent assets and liabilities. The most significant estimates are related to the valuation of common stock, deferred development costs, derivative liabilities, and the valuation of and provisions for income taxes and contingencies. These estimates and assumptions are based on current facts, historical experience and various other factors believed to be reasonable under related circumstances. The estimates form the basis for making judgments about the carrying values of assets and liabilities and the recording of expenses that are not readily apparent from other sources. Actual results may differ materially and adversely from these estimates.

Fair Value Measurements

Fair value measurements and disclosures describe the fair value hierarchy based on three levels of inputs, of which the first two are considered observable and the last unobservable, that may be used to measure fair value as follows:

Level 1 inputs:	Quoted prices (unadjusted) in active markets for identical assets or liabilities

Level 2 inputs:	Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly

Level 3 inputs:	Unobservable inputs that reflect the Company’s own assumptions about the assumptions market participants would use in pricing the asset or liability

The Company’s financial instruments consist of cash and cash equivalents, accounts receivable, accounts payable and accrued liabilities, convertible debts, and derivative liabilities. There were no transfers between Levels 1, 2 and 3 during the years ended May 31, 2023 and 2022.

A financial instrument’s categorization within the valuation hierarchy is based upon the lowest level of input that is significant to the fair value measurement. The Company’s assessment of the significance of a particular input to the fair value measurement in its entirety requires management to make judgments and consider factors specific to the asset or liability.

The Company classifies its cash equivalents within Level 1 or Level 2 because they are valued using either quoted market prices or inputs other than quoted prices which are directly or indirectly observable in the market, including readily available pricing sources for the identical underlying security which may not be actively traded.

The Company’s convertible debts fall into the Level 2 category within the fair value level hierarchy. The fair value was determined using quoted prices for similar liabilities in active markets, as well as inputs that are observable for the liability (other than quoted prices), such as interest rates that are observable at commonly quoted intervals. As of May 31, 2023 and 2022, the carrying amount of the convertible debts approximated the estimated fair values as the effective interest rate approximates market rates currently available to the Company.

The Company’s derivative liabilities fall into Level 2 category within the fair value level hierarchy. The fair value was determined based on data points other than quoted prices that are observable, either directly or indirectly, such as quotes in a non-active market. The Company determined that the estimated fair value of the derivative liabilities at issuance and as of May 31, 2023 and 2022 were not material based on a scenario-based cash flow model that uses unobservable inputs that reflect the Company’s own assumptions.

As of May 31, 2023, and 2022, the carrying amounts of the cash and cash equivalents, accounts receivable, accounts payable and accrued liabilities approximated the estimated fair values due to the relatively short-term maturities of these instruments.

ROBINSON AIRCRAFT ULC
NOTES TO FINANCIAL STATEMENTS
MAY 31, 2023
(EXPRESSED IN CANADIAN DOLLARS)

Concentrations of Credit Risk

Financial instruments that subject the Company to credit risk consist primarily of cash and cash equivalents. The Company maintains its cash deposits primarily with reputable and nationally recognized bank. The Company has not experienced any material losses in such accounts and management believes that the Company is not exposed to significant credit risk due to the financial position of the bank in which the cash and cash equivalents are held.

Embedded Derivatives

The Company accounts for derivative financial instruments as either equity or liabilities in accordance with Accounting Standards Codification (“ASC”) 480, Distinguishing Liabilities from Equity, and ASC 815, Derivatives and Hedging, based on the characteristics and provisions of each instrument. The Company’s convertible debts (Note 7) contain certain features that, in accordance with ASC 815, are not clearly and closely related to the host instrument. Accordingly, we recognized a derivative liability at fair value for this instrument and re-measured its fair value at each reporting period until the features underlying the instrument were exercised, redeemed, cancelled or expired. The Company determined that the estimated fair value of the derivatives at issuance and as of May 31, 2023 and 2022 were not material based on a scenario-based cash flow model that uses unobservable inputs that reflect the Company’s own assumptions. Should the Company’s assessment of the probabilities around these scenarios change, including due to changes in market conditions, there could be a change to the fair value.

Cash and Equivalents

Cash consists of cash on deposit with financial institutions. The Company considers all highly liquid investments with remaining original maturity of three months or less, from the date of purchase, to be cash and cash equivalents. The recorded carrying amount of cash and cash equivalents approximates their fair value.

Property and Equipment

Property and equipment, including leasehold improvements, are recorded at cost less accumulated depreciation and amortization. Maintenance and repair costs are expensed as incurred. Costs which materially improve or extend the lives of existing assets are capitalized. The Company employs a capitalization policy to include assets over $500 and over 1 year of useful life. Depreciation and amortization are recorded using the straight-line method over the estimated useful lives of the assets, generally two years to five years. Leasehold improvements and equipment finances under capital leases are amortized over the shorter of the estimated useful life of the asset or the remaining term of the lease.

Research and Development costs

The research and development costs are accounted for in accordance with ASC 730, Research and Development, which requires all research and development costs be expensed as incurred.

Impairment of Long-Lived Assets

The Company reviews its long-lived assets for impairment at least annually or whenever events or changes in circumstances indicate the carrying amount of an asset may not be recoverable. Recoverability of assets is measured by comparing the carrying amount of the asset to future net cash flows expected to be generated by the asset. If the Company determines that the carrying value of the asset may not be recoverable, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Fair value is determined through various valuation techniques, including discounted cash flow models, quoted market values, and third-party independent appraisals, as considered necessary. The Company did not record any impairment of long-lived assets in 2023 and 2022.

ROBINSON AIRCRAFT ULC
NOTES TO FINANCIAL STATEMENTS
MAY 31, 2023
(EXPRESSED IN CANADIAN DOLLARS)

Leases

Effective June 1, 2021, the Company adopted ASU 842 Leases. According to ASC 842, the Company determined if an arrangement is a lease, or contains a lease, at inception. Leases with a term greater than 12 months are recognized on the balance sheet as Right-of-Use (“ROU”) assets and current and long-term operating lease liabilities, as applicable. The Company has elected not to apply the recognition requirements of ASC 842 to leases with terms of 12 months or less. The Company typically includes in its assessment of a lease arrangement an initial lease term and Company’s options to renew the lease when there is reasonable certainty that the Company will renew. The Company monitors its plan to renew its leases no less than on a quarterly basis. In addition, the Company’s lease agreements generally do not contain any residual value guarantees or restrictive covenants.

In accordance with ASC 842, the ROU assets and lease liabilities are recognized based on the present value of the future minimum lease payments over the lease term. As most of the Company’s leases do not provide an implicit rate, the Company uses its incremental borrowing rate (“IBR”), which is the estimated rate the Company would be required to pay for fully collateralized borrowing over the period similar to lease terms, to determine the present value of future minimum lease payments. For lease agreements entered into or reassessed after the adoption of ASC 842, the Company does not combine lease and non-lease components. Variable lease payments are expensed as incurred.

Assumptions made by the Company at the commencement date are re-evaluated upon occurrence of certain events, including a lease modification. A lease modification results in a separate contract when the modification grants the lessee an additional right of use not included in the original lease and when lease payments increase commensurate with the standalone price for the additional right of use. When a lease modification results in a separate contract, it is accounted for in the same manner as a new lease.

Government Grants

The Company receives payments from government entities primarily for research and development deliverables as part of ongoing development of the Company’s technology and future services offering. Under the Company’s accounting policy for government grants received as a payment for research and development services, grants are recognized on a systematic basis over the periods in which these services are provided and are presented as income in the statement of operations. Effective June 1, 2021, the Company adopted ASU 832, Government Assistance and disclosed the transactions with government organizations at Note 13.

Income Taxes

The Company uses the asset and liability method in accounting for income taxes, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements. Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Deferred tax expense or benefit is the result of changes in the deferred tax asset and liability. The effect of a change in tax rates on deferred tax assets and liabilities is recognized as deferred tax expense or benefit in the period that includes the enactment date.

The Company recognizes net deferred tax assets to the extent that the Company believes these assets are more likely than not to be realized. In making such a determination, management considers all available positive and negative evidence, including historical operating results, ongoing tax planning, and forecasts of future taxable income on a jurisdiction-by-jurisdiction basis. Based on the level of historical losses, the Company has established a full valuation allowance to reduce its net deferred tax assets to nil.

ROBINSON AIRCRAFT ULC
NOTES TO FINANCIAL STATEMENTS
MAY 31, 2023
(EXPRESSED IN CANADIAN DOLLARS)

Stock-Based Compensation

The Company measures and records the expense related to stock-based payment awards based on the fair value of those awards as determined on the date of grant. When the observable market price or volatility that the Company uses to determine grant date fair value does not reflect certain material non-public information known to the Company but unavailable to marketplace participants at the time the market price is observed, the Company determines whether an adjustment to the observable market price is required. The Company recognizes stock-based compensation expense over the requisite service period of the individual grant, generally equal to the vesting period and uses the straight-line method to recognize stock-based compensation, and accounts for forfeitures as they occur. The Company selected the Black-Scholes-Merton (“Black-Scholes”) option pricing model as the method for determining the estimated fair value for stock options and employee stock purchase plan awards. The Black-Scholes model requires the use of highly subjective and complex assumptions, which determine the fair value of share-based awards, including the award’s expected term, expected volatility of the underlying stock, risk-free interest rate and expected dividend yield.

Loss per Share

Basic loss per common share is calculated by dividing the net loss attributable to common stockholders by the weighted-average number of shares of common stock outstanding during the period, without consideration of potentially dilutive securities. Diluted loss per share reflects the dilution that would occur if stock options were exercised or converted into common shares are calculated by dividing net loss applicable to common shares by the sum of the weighted average number of common shares outstanding and all additional common shares that would have been outstanding if potentially dilutive common shares had been issued. The conversion of existing convertible debt instruments into common shares could result in a decrease in loss per share and should be carefully evaluated in assessing the company’s financial performance.

The inclusion of the Company’s stock options in the computation of diluted loss per share would have an anti-dilutive effect on loss per share and are therefore excluded from the computation. Consequently, there is no difference between basic loss per share and diluted loss per share.

Recently Adopted Accounting Pronouncements

New accounting pronouncements are issued periodically by the Financial Accounting Standards Board (“FASB”) and are adopted by the Company as required by the specified effective dates.

In August 2020, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (“ASU”) 2020-06, Debt-Debt with Conversion and Other Options (ASC 470-20) and Derivatives and Hedging — Contracts in Entity’s Own Equity (ASC 815-40). This ASU simplifies the accounting for convertible instruments and contracts in an entity’s own equity. The guidance also addresses how convertible instruments are accounted for in the diluted earnings per share calculation and requires enhanced disclosures about the terms of convertible instruments and contracts in an entity’s own equity. The guidance in ASU 2020-06 is effective for public business entities for fiscal years beginning after December 15, 2021 with early adoption permitted. The Company adopted the ASU 2020-06 on June 1, 2021. The adoption of this guidance did not have a material impact on the Company’s financial statements.

In November 2021, the FASB issued ASU 2021-10, Government Assistance (Topic 832): Disclosures by Business Entities about Government Assistance, which requires business entities to provide certain disclosures when they (1) have received government assistance and (2) use a grant or contribution accounting model by analogy to other accounting guidance. The amendments in ASU 2021-10 require the following annual disclosures about transactions with a government that are accounted for by applying a grant or contribution accounting model by analogy: (1) information about the nature of the transactions and the related accounting policy used to account for the transactions; (2) the line items on the balance sheet and income statement that are affected by the transactions, and the amounts applicable to each financial statement line item; and (3) significant terms and conditions of the transactions, including commitments and contingencies. The guidance in ASU 2021-10 is effective for all entities for fiscal years beginning after December 15, 2021 with early adoption permitted. The Company adopted the ASU 2021-10 on June 1, 2021. The adoption did not have a material impact on the Company’s financial statements as majority of Company’s government grants are not accounted under grant or contribution accounting model.

ROBINSON AIRCRAFT ULC
NOTES TO FINANCIAL STATEMENTS
MAY 31, 2023
(EXPRESSED IN CANADIAN DOLLARS)

New Accounting Pronouncements Not Yet Adopted

Other recent accounting pronouncements issued, but not yet effective, are not expected to be applicable to the Company or have a material effect on the consolidated financial statements upon future adoption.

Subsequent Events

Management has evaluated subsequent events through September 12, 2023, the date the financial statements were available to be issued. See Note 16.

NOTE 3. PROPERTY AND EQUIPMENT

Property and equipment consist of the following:

	May 31, 2023	May 31, 2022
Computer Equipment	$36,705	$36,705
Leasehold Improvements	9,666	9,666
Plane	1,084	1,084
Tools & Equipment	27,167	27,167
Vehicles	16,000	16,000
	90,622	90,622
Accumulated depreciation	(38,726)	(18,585)
Property and equipment, net	$51,896	$72,037

Depreciation expense of property and equipment for the years ended May 31, 2023 was $20,141 (2022 — $18,585).

NOTE 4. LEASES

The Company entered into multiple lease agreements for the use of certain property and equipment under operating leases and a finance lease, respectively. Property leases include hangars, storage, offices and other space. Under the terms of the agreements, the Company is responsible for certain insurance, property taxes and maintenance expenses. These expenses are variable and are not included in the measurement of the lease asset or lease liability. These expenses are recognized as variable lease expense when incurred and are not material.

The Company records the initial right-to-use asset and lease liability at the present value of lease payments scheduled during the lease term. Unless the rate implicit in the lease is readily determinable, the Company discounts the lease payments using an estimated incremental borrowing rate at the time of lease commencement. The Company estimates the incremental borrowing rate based on the information available at the lease commencement date, including the rate the Company could borrow for a similar amount, over a similar lease term with similar collateral. The Company’s weighted-average discount rate for operating and finance leases commenced during the years ended May 31, 2023 and 2022 was 10%.

One of the Company’s operating leases include a rental escalation clause that involves the use of a rate index that is unknown at lease inception, so it’s not factored into the determination of lease payments. The escalated portion of rental is not material and would be recognized as variable lease expense when incurred. One of the Company’s operating leases includes fixed annual increases over the three (3) year lease term that is factored into the lease payment schedule. The Company’s finance lease includes an unconditional purchase option at the end of lease term which was factored into the determination of lease payments. None of the operating or finance leases include renewal options or termination options.

ROBINSON AIRCRAFT ULC
NOTES TO FINANCIAL STATEMENTS
MAY 31, 2023
(EXPRESSED IN CANADIAN DOLLARS)

Operating lease expense is recognized on a straight-line basis over the lease term. The weighted-average remaining lease term is 3.6 years and 2.7 years as of May 31, 2023 and 2022, respectively.

Finance lease asset is amortized over the useful life of the underlying asset and finance lease liability is accreted using effective interest rate. The remaining lease term is 1.2 years and 0.2 years as of May 31, 2023 and 2022, respectively.

Leasehold improvements follow the same policy as property and equipment which are recorded at cost less accumulated depreciation and amortization. Maintenance and repair costs are expensed as incurred. The Company employs a capitalization policy to include assets over $500 and over 1 year of useful life. The useful life of leasehold improvements are not to exceed the term of the lease.

Supplemental balance sheet information related to leases was as follows:

	May 31,	May 31,
	2023	2022
Operating Leases
Assets
Operating lease assets	$120,661	$162,015

Liabilities
Operating lease liabilities, current	$45,875	$40,105
Operating lease liabilities, non-current	73,536	119,411
Total operating lease liabilities	$119,411	$159,516

Finance Leases
Assets
Finance lease assets	$34,025	$34,025
Accumulated depreciation	(12,476)	(5,671)
Finance lease assets, net	$21,549	$28,354

Liabilities
Finance lease liabilities, current	$3,085	$17,415
Finance lease liabilities, non-current	—	3,085
Total finance lease liabilities	$3,085	$20,500

Maturities of lease liabilities as of May 31, 2023 were as follows:

	5/31/2023
	Operating Leases	Finance Leases
2024	$55,761	$3,124
2025	48,761	—
2026	24,011	—
2027	8,004	—
2028	—	—
2029 and thereafter	—	—
Total Undiscounted Lease Payments	$136,537	$3,124
Less Imputed Interest	(17,126)	(39)
Total Lease Liabilities	$119,411	$3,085

ROBINSON AIRCRAFT ULC
NOTES TO FINANCIAL STATEMENTS
MAY 31, 2023
(EXPRESSED IN CANADIAN DOLLARS)

Lease Costs

The table below presents certain information related to the lease costs for the year ended May 31, 2023 and 2022:

	May 31, 2023	May 31, 2022
Operating Leases	$55,511	$21,258

Finance Leases
Amortization of lease assets	6,805	5,671
Interest on lease liabilities	1,266	2,042

Other Lease Costs
Short-term lease cost	9,200	44,630
Variable lease cost	786	1,596
Total lease costs	$73,568	$75,197

NOTE 5. ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

Accounts payable and accrued liabilities consisted of the following:

	May 31, 2023	May 31, 2022
Accounts payable	$186,560	$159,908
Government remittance	(14,456)	(23,233)
Accrued salaries, wages and benefits	48,237	50,152
Accounts payable and accrued liabilities	$220,341	$186,827

NOTE 6. PROMISSORY NOTE PAYABLE

On October 19, 2022, the Company issued a Promissory Note in the principal amount of $300,000. The Promissory Note will be matured on October 18, 2027 and bears interest at a rate of 9.7% per annum and calculated monthly. The Promissory is securitized by certain patents of the Company.

During the year ended May 31, 2023, the Company recorded and paid interest expenses of $15,943 (2022 — $nil). As at May 31, 2023, the current portion of the Promissory Note was $36,869 while the long term portion was $263,131. The Promissory Note will be repaid on monthly basis, with interest only payments until October 15, 2023 and blended payments of $7,576 afterwards. The Promissory Note is fully open and repayable at any time without penalty or notice.

NOTE 7. CONVERTIBLE PROMISSORY NOTES

In May 2022, the Company approved the issuance of a series of convertible promissory notes (collectively, the “Notes”) with one year maturity term and simple interest on the outstanding principal amount from the date of issuance until payment in full, which interest shall be payable at the rate of 10% per annum.

On or before the date of the repayment in full of the Notes, in the event that the Company issues and sells shares of its equity securities to investors (the “Investors”) in gross proceeds at least $2,000,000 (including the conversion of the Notes and other debt) (a “Qualified Financing”), the outstanding principal and unpaid accrued interest balance of the Notes shall automatically convert in common shares at a conversion price equal to the lesser of (i) 80% of the per share price paid by the Investors or (ii) the price equal to the quotient of $15,000,000 divided by the aggregate number of outstanding common shares of the Company as of immediately prior to the initial closing of the Qualified Financing and otherwise on the same terms and conditions as given to the Investors.

ROBINSON AIRCRAFT ULC
NOTES TO FINANCIAL STATEMENTS
MAY 31, 2023
(EXPRESSED IN CANADIAN DOLLARS)

If the Notes have not been previously converted pursuant to a Qualified Financing, then the holders of the Notes may elect by giving five days’ notice (the “Voluntary Conversion Date”) to convert the Notes and any unpaid accrued interest thereon into common shares of the Company (the “Voluntary Conversion”) at a conversion price equal to the quotient of $12,000,000 divided by the aggregate number of outstanding common shares of the Company as of the Voluntary Conversion Date.

During the year ended May 31, 2023, the Company issued numerous convertible promissory notes in the amount of $1,035,000 (2022 — $50,000)

The following table presents the principal amounts and accrued interests of the convertible promissory notes:

	Principal	Accrued interest	Total
Issuance of debt	$50,000	$—	$50,000
Accrued interest	—	110	110
Balance as May 31, 2022	50,000	110	50,110
Issuance of debt	1,035,000	—	1,035,000
Accrued interest	—	57,120	57,120
Balance as May 31, 2023	$1,085,000	$57,340	$1,142,340

The conversion features of the Notes are not clearly and closely related to the Notes and should be recognized as derivative liabilities. The Company determined that the estimated fair value of the derivative liabilities at issuance date and as of May 31, 2023 and 2022 were not material by using cash flow model that based on the inputs of the Company, and resulted $nil value was allocated to the derivative liabilities.

NOTE 8. ADVANCES FROM SHAREHOLDER

During the year ended May 31, 2022, the Company’s sole shareholder Astro Aerospace Ltd (“Astro”), a public company, advanced cash to the Company to funding its working capital requirements.

As at May 31, 2022, the outstanding balance for the loans from shareholder was $1,979,332. On June 24th, 2022, the advances from shareholder were fully settled by issuance of 2,196,465 class A common shares of the Company to Astro (Note 10).

NOTE 9. SHORT TERM DEBT

During the year ended May 31, 2022, the Company’s directors advanced cash to the Company. The cash advances were unsecured, non-interest bearing and paid off as at May 31, 2023.

NOTE 10. COMMON STOCK

The Company had an unlimited number of shares of common stock, issuable in one or more series, authorized and available to issue for purposes of satisfying the future grant of common stock options, and for purposes of any future business acquisitions and transactions as follows:

●	Unlimited number of voting A common stock with no par value

●	Unlimited number of voting B common stock with no par value

●	Unlimited number of non-voting common stock with no par value

ROBINSON AIRCRAFT ULC
NOTES TO FINANCIAL STATEMENTS
MAY 31, 2023
(EXPRESSED IN CANADIAN DOLLARS)

On May 28, 2021, Astro acquired all the outstanding common shares of the Company, in exchange for 5,000,000 common shares of Astro (the “Astro Acquisition”) to the original shareholders of the Company (the “Horizon shareholders”). Pursuant to the Astro Acquisition, Astro became the sole shareholder of the Company.

On June 24th, 2022, the Horizon shareholders acquired 100% of the outstanding common shares of the Company back from Astro, in exchange for the transfer the 5,000,000 common shares of Astro back to Astro (the “Privatization”). Pursuant to the Privatization transaction, the Company issued 2,196,465 Voting A Common Shares to Astro representing 30% of the issued and outstanding capitalization of the Company to settle the advances from shareholder at amount of $1,979,332 (Note 8).

NOTE 11. STOCK OPTIONS

In August 2022, the Company established a Stock Option Plan (the “Option Plan”), under which the Board of Directors may from time to time, in its discretion, grant stock options to directors, officers, consultants and employees of the Company.

During the year ended May 31, 2023, the Company granted 693,265 options (2022 — nil) to directors and shareholders with exercise price is $0.76 per shares. These options will vest and become exercisable over three years. The Company estimates the fair value of stock options on the date of grant using the Black-Scholes option-pricing model with the following assumptions: share price $0.30; Expected volatility 85%; risk-free interest rate 2.8%; expected life five years; and forfeiture rate 0%.

A summary of stock option activity for the year ended May 31, 2023 and 2022 is as follows:

Stock Options Activity	Number of Options outstanding	Number of Options exercisable	Weighted- Average Exercise Price per share	Weighted- Average Life Remaining (in years)
Balance, May 31, 2021 & 2022	—	—	—	—
Options granted	693,265	—	0.76	7.15
Balance, May 31, 2023	693,265	0	0.76	7.15

During the year ended May 31, 2023, the Company granted 693,265 stock options with fair value of $141,795 and recorded stock-based compensation expenses of $54,632 (2022 — $nil).

NOTE 12. TERM LOAN

In May 2020, the Company received a $40,000 line of credit (“CEBA LOC”) under the Canada Emergency Business Account (“CEBA”) program funded by the Government of Canada. The CEBA LOC is non-interest bearing and can be repaid at any time without penalty. On January 1, 2021, the outstanding balance of the CEBA LOC automatically converted to a 2-year interest-free term loan (“CEBA Term Loan”). The CEBA Term Loan may be repaid at any time without notice or the payment of any penalty. If the CEBA Term Loan is repaid on or before December 31, 2023, the repayment of up to 33% of such CEBA Term Loan would be forgiven. If the CEBA Term Loan remains outstanding after December 31, 2023, interest will be accrued at 5% per annum starting on January 1, 2024, and only interest payments are required until full principal is due on December 31, 2025. The frequency of interest payment would be determined by the financial institution that issued the loan.

ROBINSON AIRCRAFT ULC
NOTES TO FINANCIAL STATEMENTS
MAY 31, 2023
(EXPRESSED IN CANADIAN DOLLARS)

NOTE 13. GOVERNMENT GRANTS

DAIR Green Fund

In November 2022, the Company entered into a funding agreement with Downsview Aerospace Innovation & Research Centre (“DAIR”). In June 2022, DAIR entered into a Contribution Agreement with Federal Economic Development Agency for Southern Ontario to launch a Green Fund to financially support projects led by small and medium size enterprises. DAIR selected the Company with a project on the Engineering Design of a Hybrid Power System Novel Power Distribution Scheme. The funding to the Company is $75,000, in which $50,000 has been funded to the Company as at May 31, 2023 and $15,000 will be invoiced in August, 2023. The final payment of $10,000 will be held back upon successful reporting to DAIR on the project.

Air Force Grant

In January 2022, the Company entered into a Market Research Investment Agreement (the “Agreement”) with Collaboration.Ai, a company is engaged with the United States Operations command and the U.S. Air Force to administer selection and awards for the AFWERX Challenge Phase 1 program to foster innovation within the services. According to the Agreement, the Company will provide research, development, design, manufacturing, services, support, testing, integration and parts/components in aid of delivery of market research in accordance with one or more Statements of Work or Market Research Plans. The terms of this Phase 1 agreement are fulfilled and the Company has received funding as per the program terms.

NOTE 14. RELATED PARTY TRANSACTIONS

The following are related party transactions during the years ended May 31, 2023 and 2022 not disclosed elsewhere in the financial statements.

	2023	2022
Salaries to officers	$534,023	$530,930
Reimbursed Expenses to officers	$8,013	$32,955

During the year ended May 31, 2023, the Company issued $100,000 (2022 — $nil) convertible promissory notes to its directors.

During the year ended May 31, 2023, the Company issued 523,500 (2022 — nil) options to its directors and recorded $41,254 stock-based compensation expenses accordingly.

NOTE 15. INCOME TAXES

The following table reconciles income taxes calculated at the applicable tax rates of 27% (2022 — 27%) with the income tax expenses /recovery in the financial statements. The applicable tax rate is based on the Federal and British Columbia statutory rates.

	2023 ($)	2022 ($)
(Loss) before income taxes	(1,184,692)	(1,652,955)
Expected income tax recovery based on statutory	(320,000)	(446,000)
Non-deductible items	11,000	—
Changes in Permanent differences	309,000	446,000
Income tax	—	—

ROBINSON AIRCRAFT ULC
NOTES TO FINANCIAL STATEMENTS
MAY 31, 2023
(EXPRESSED IN CANADIAN DOLLARS)

The Company claims scientific research and experimental development (“SR&ED”) deductions and related investment tax credits (“ITC”) based on management’s interpretation of the applicable legislation in the Income Tax Act of Canada. These claims are subject to audit by the Canada Revenue Agency (“CRA”) and any adjustments that results could affect ITC recorded in the financial statements. In the opinion of management, the treatment of SR&ED for income tax purposes is appropriate. During the year ended May 31, 2023, the Company recognized -$14,113 (2022 — $110,114) of ITC which were included in other income.

Significant components of the Company’s net deferred tax assets as of May 31, 2023 and 2022 are as follows:

	2023	2022
Non-capital losses carry forwards	$801,621	$485,804
ROU	(32,578)	(42,934)
Lease Obligation	(20,688)	(15,243)
Equipment	(14,012)	(9,295)
Valuation allowance	(734,343)	(418,332)
Total	$—	$—

At May 31, 2023, the Company had non-capital losses of approximately $2,969,000 (2022 — $1,799,000) and deferred development costs of $972,000 (2022 — $895,000). The non-capital losses are available to carryforward and reduce future taxable income. These losses will expire between 2041 to 2043.

NOTE 16. SUBSEQUENT EVENTS

On July 24, 2023, the Company raised a further $300,000 of funding through a convertible note from existing investor Kawartha Lakes Business Community Development Corp.

On February 14, 2023, the Company consummated an initial public offering (“IPO”). On January 12, 2024, we consummated a merger (the “Merger” or “Business Combination”) with Pono Three Merger Acquisitions Corp., a British Columbia company (“Merger Sub”) and wholly-owned subsidiary of Pono Capital Three, Inc. (“Pono”), with and into Horizon pursuant to an agreement and plan of merger, dated as of August 15, 2023, (as amended by a Business Combination Agreement Waiver, dated as of December 27, 2023) by and among Pono, Merger Sub, and Horizon.

Prior to the Business Combination, the Company accounted for costs attributed to development of the eVTOL prototype aircraft as Deferred Development Costs and recorded these costs as a long-term asset on the balance sheet. In connection with ASC 730, Research and Development, commencing in the year ended May 31, 2024, the Company determined that these costs may be expensed in the period incurred. Accordingly, Horizon has elected to reclassify costs previously captured in the Deferred Development Costs account to the statements of operations.

This reclassification has been reflected retroactively in these financial statements with an increase in Research and Development operating costs and corresponding increase in Net Loss for the year ended May 31, 2023 of $77,207 (2022 - $86,166). Opening retained earnings for the period ended May 31, 2023, has been reduced by $894,784 (2022 - $808,618). Total Shareholders’ Equity and Total Assets for the period ended May 31, 2023, has been reduced by $971,991 (2022 - $894,784).

For the year ending May 31, 2023, the impact of this reclassification also had the effect of increasing cash flows used in operations and decreasing cash flows used in investing activities by $77,207 (2022 - $86,166).